UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) is being filed to amend the Current Report on Form 8-K filed by Cara Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on June 5, 2020 (the “Original 8-K”). Amendment No. 1 updates “Item 5.07 Submission of Matters to a Vote of Security Holders” in the Original 8-K to disclose the decision of the Company’s Board of Directors (the “Board”) on the frequency of holding a non-binding, advisory vote on executive compensation. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2020 Annual Meeting of Stockholders convened on June 4, 2020 (the “Annual Meeting”), a non-binding, advisory vote was conducted concerning the frequency of holding a non-binding, advisory vote on the Company’s executive compensation. At the Annual Meeting, a majority of votes cast on the matter were cast in favor of holding future non-binding, advisory votes on executive compensation every year. In light of this result, the Board determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at the Company’s 2021 Annual Meeting of Stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold the next non-binding, advisory vote on the frequency of holding a non-binding, advisory vote on the Company’s executive compensation no later than its 2026 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Richard Makara
Richard Makara
Vice President, Head of Accounting & Controller
(Principal Financial and Accounting Officer)

Date: August 11, 2020